Exhibit 99.9

Friedman’s Inc.
Securities Trades by Company Personnel
Pre-Clearance and Blackout Period Procedures
Adopted and Ratified: April 29, 2004

     The Company’s board of directors recently amended the Company’s insider trading policy statement. At the same time, the board amended the previously adopted additional procedures governing transactions in Company securities by directors and executive officers. Certain of the new procedures also apply to certain non-executive employees who regularly become aware of earnings information or other material nonpublic information about the Company. This memorandum describes the new procedures.

Pre-clearance Procedures.

     In order to:

•	help prevent inadvertent violations of the federal securities laws and to avoid the appearance of trading on inside information (which could result, for example, when an individual engages in a trade while unaware of a pending material development);

•	assist directors and executive officers in complying with their SEC Forms 3, 4, 5 and 144 filing obligations;

•	help directors and executive officers avoid inadvertent “short swing” (i.e., six months) profit liability; and

•	assist the Company in complying with its SEC Form 8-K reporting obligations regarding transactions in the Company’s securities by directors and executive officers;

directors, officers, employees and/or affiliated persons who participate in the weekly conference calls to discuss the Company’s performance and any other persons designated by the Company’s Chief Financial Officer as being subject to the Company’s pre-clearance procedures, together with their family members, may not engage in any transaction in the Company’s securities (including a gift, contribution to a trust or similar transfer) at any time without first obtaining pre-clearance of the transaction from the Chief Financial Officer of the Company. A request for pre-clearance should be submitted to the Chief Financial Officer in advance of the proposed transaction. The Chief Financial Officer is under no obligation to approve a transaction submitted for pre-clearance and may determine not to permit the transaction in their sole discretion. Any approval of the requested transaction must be in writing.

     Any person subject to the pre-clearance requirements who wishes to implement, modify or terminate a trading plan under SEC Rule 10b5-1 must first pre-clear the plan with the Company’s Chief Financial Officer. As required by Rule 10b5-1, you may enter into, modify or terminate a trading plan only when you are not in possession of material nonpublic information. In addition, you may not enter into, modify or terminate a trading plan during a blackout period. Transactions effected pursuant to a pre-cleared trading plan will not require further pre-clearance at the time of the transaction if the plan specifies the dates, prices and amounts of the contemplated trades, or establishes a formula for determining the dates, prices and amounts. The Company’s Chief Financial Officer is under no obligation to pre-clear any trading plan and may determine not to pre-clear it or to pre-clear it only if certain additional conditions are satisfied in their sole discretion. Any approval of a trading plan must be in writing.

Blackout Periods.

     Quarterly Blackout Periods. The Company’s announcement of its quarterly and annual financial results almost always has the potential to have a material effect on the market for the Company’s securities. Therefore, to avoid the appearance of trading while aware of material nonpublic information, persons who are or may be expected to be aware of the Company’s quarterly and annual financial results, together with their family members, generally will be prohibited from trading in the Company’s securities during the period beginning two weeks prior to the end of the Company’s fiscal quarter or fiscal year and ending after the second full business day following the Company’s issuance of its quarterly or annual earnings release, including any conference calls related thereto. Persons subject to these quarterly blackout periods include all directors, executive officers, employees and/or affiliated persons who participate in the weekly conference calls to discuss the Company’s performance and all other persons who are informed by the Company’s Chief Financial Officer that they are subject to the quarterly blackout periods.

     Additionally, the Company may on occasion issue interim earnings guidance by means of a press release, webcast conference, SEC filing on Form 8-K or other means designed to achieve widespread dissemination of the information. The same persons who are subject to quarterly blackout periods are generally prohibited from trading in the Company’s securities during the period beginning when the Company is assembling the interim earnings information to be released and ending when the information has been released and fully absorbed by the market.

     Event-specific Blackout Periods. From time to time, an event may occur that is material to the Company and is known by only a few directors or executives. It is the policy of the Company that so long as the event remains material and nonpublic, directors, executive officers and such other persons as are designated by the Company’s Chief Financial Officer, together with their family members, may not trade in the Company’s securities. The existence of an event-specific blackout will not be announced, other than to those who are aware of the event giving rise to the blackout. If, however, another person whose trades are subject to pre-clearance requests permission to trade in the Company’s securities during an event-specific blackout, the Company’s Chief Financial Officer will inform the requester of the existence of a blackout period without disclosing the reason for the blackout. Any person made aware of the existence of an event-specific blackout should not disclose the existence of the blackout to any other person. The failure of the Chief Financial Officer to designate a person as being subject to an event-specific blackout will not relieve that person of the obligation not to trade while aware of material nonpublic information.

     Retirement Plan Blackout Periods. From time to time the Company or a plan trustee may announce the temporary suspension of the ability of plan participants to buy, sell or otherwise acquire or transfer interests in the Company’s stock that are held in the Company’s 401(k) plan and other Company-sponsored individual account retirement plans. It is the policy of the Company that directors, executive officers and such other persons as are designated by the Company’s Chief Financial Officer, together with their family members, may not trade in the Company’s securities during any such retirement plan blackout period.

     Hardship Exceptions. A person who is subject to a quarterly or interim earnings blackout period and who has an unexpected and urgent need to sell Company stock in order to generate cash may, in appropriate circumstances, be permitted to sell Company stock even during the blackout period. Hardship exceptions may be granted only by the Company’s Chief Financial Officer and must be requested in advance of the proposed trade. A hardship exception may be granted only if the Company’s Chief Financial Officer concludes either that the Company’s earnings information for the applicable quarter does not constitute material nonpublic information or that the person has no knowledge of the earnings information for the applicable quarter (or any other material nonpublic or event specific information).

Post-Termination Transactions

     If you are aware of material nonpublic information when you terminate service as a director, officer, employee or affiliated person of the Company, you may not trade in Company securities until that information has become public or is no longer material. In all other respects, the procedures set forth in this memorandum will cease to apply to your transactions in Company securities upon the expiration of any “blackout period” that is applicable to your transactions at the time of your termination of service.

Company Assistance

     Any person who has a question about this memorandum or its application to any proposed transaction may obtain additional guidance from the Company’s Chief Financial Officer.